EXHIBIT 10.25

                             CONSULTING AGREEMENT


      This CONSULTING AGREEMENT ("Agreement") is entered into the 10th day of September, 1996, by and between EQUITY CORPORATION INTERNATIONAL, a Delaware corporation (hereinafter with its subsidiaries collectively called "Corporation"), and JAMES P. HUNTER, III ("Consultant");

                              W I T N E S E T H:
      WHEREAS, Corporation is engaged in the funeral home, cemetery and related businesses primarily in non-metropolitan areas of the United States; and

      WHEREAS, Consultant was the founder of the Corporation and presently serves as the Chairman of the Board, President and Chief Executive Officer of the Corporation; and

      WHEREAS, Corporation considers it necessary to preserve and continue for Corporation the identity of Consultant with the Corporation and to have the assistance of Consultant in preserving and increasing the goodwill of the Corporation after such time as Consultant has ceased to serve as a full time employee of the Corporation;

      NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, the parties intending to be legally bound hereby, agree as follows:

      SECTION 1.  CONSULTING TERM.

      (a) Subject to the provisions of this Agreement, the Consulting Term ("Consulting Term") shall be for three (3) years, beginning on the date that Consultant shall have ceased to serve as a full time employee of the Corporation. The Consulting Term shall terminate upon the death of Consultant.
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      (b) If Consultant shall have ceased to serve as a full time employee of the Corporation prior to the date that Consultant attains the age of sixty-two
(62) due to:

      (i) the resignation from such employment by Employee other than on account of the breach by the Corporation of any material obligation of the Corporation to the Employee, or

      (ii) the termination of such employment by the Corporation for "cause" as that term is defined in any Employment Agreement in effect between the Corporation and Employee,

then this Agreement shall terminate and be of no further force or effect, provided however, if a "Change of Control" (as hereinafter defined) of the Corporation has occurred, the provisions of this Section 1(b) shall no longer apply.

      (c) For purposes of this Agreement, "Change in Control" shall be deemed to have occurred upon the occurrence of the Change of Control under 1994 Equity Corporation International Long-Term Incentive Plan.

      SECTION 2.  DUTIES AND CONSIDERATION.

      (a) During the Consulting Term, Consultant shall furnish to Corporation Consultant's best advice, information, judgment and knowledge with respect to the affairs, business, business methods and practices, history, patrons, customers, employees and suppliers of Corporation, and to work to preserve and increase the business and goodwill thereof.

      (b) As compensation for such duties to be rendered, Corporation agrees to pay to Consultant a monthly Consulting Fee equal to the monthly salary in effect for Consultant for the last month that Consultant serves as the full time Chief Executive Officer of the Corporation.

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      (c) During the Consulting Term, to the extent Consultant may be qualified, the Consultant and/or the Consultant's family, as the case may be, shall be eligible for participation in all welfare benefit plans, practices, policies and programs provided by the Corporation (including, without limitation, medical, disability, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to officers of the Corporation.

      (d) The Consulting Fee shall be reduced by any compensation for services (other than compensation described in this Agreement and directors fees, if any) paid to Consultant by the Corporation during the Consulting Term.

      SECTION 3. MISCELLANEOUS COVENANTS. Consultant agrees that at all times during the Term of this Agreement:

      (a) Consultant will not knowingly or intentionally do or say any act or thing which will or may impair, damage or destroy the goodwill and esteem of the Corporation, or

      (b) Consultant will not knowingly or intentionally do any act or thing detrimental to the Corporation or the business of the Corporation.

      SECTION 4.  NON-COMPETITION; TRADE SECRETS AND CONFIDENTIAL INFORMATION.

      (a) As part of the consideration for the payment to the Consultant of the Consulting Fee, Employee agrees, during the Consulting Term, directly or indirectly, in any of the business territories in which the Corporation is conducting business, not to engage in competition with the business conducted by the Corporation, whether for his own account or by soliciting, canvassing or accepting any business or transaction for any other company or business in competition with such business of the Corporation. In addition, if the Corporation gives written notice to Consultant within thirty (30) days from the date of termination of the Consulting Term of its

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election to extend the obligations of Consultant under this paragraph (a) for an additional twelve (12) month period, such obligations shall be so extended, in which event the Corporation shall be obligated to make monthly payments to Consultant equal to the Consulting Fee for such twelve (12) month period.

      (b) Corporation and Consultant hereby expressly understand and agree that this covenant shall not be held invalid or unenforceable because of the scope of the territory or actions subject hereto or restricted hereby, or the period of time within which such covenant is operative; but the maximum territory, the actions subject to such covenant, and the period of time in which such covenant is enforceable, respectively, are subject to determination and reformation by a final judgment of any court which has jurisdiction over the parties and subject matter of this Agreement.

      (c) Consultant understands that in the course of Consultant's relationship with Corporation, Consultant may receive certain trade secrets, lists of customers and other confidential information concerning the business of Corporation which Corporation desires to protect. Consultant understands that, among other things, the management methods, operating techniques, procedures and methods, customer lists, prospective acquisitions, employee lists, training manuals and procedures, personnel evaluation procedures, collection procedures and financial reports of Corporation are confidential and are not at any time, during or after the period of Consultant's relationship with Corporation, to be revealed to anyone not affiliated with Corporation without specific written authorization by an officer of Corporation, except as specifically required by law or order of a court. Consultant agrees not to divulge to anyone not affiliated with Corporation such confidential information or trade secrets so long as the confidential or secret nature of such

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information shall continue, unless specifically required to do so by law or by order of a court. Consultant further agrees not to use any such confidential information or trade secrets in competing with Corporation at any time during or after his consulting relationship with Corporation.

      SECTION 5. EXPENSE REIMBURSEMENT. Corporation will reimburse Consultant for all reasonable business expenses incurred by Consultant in the performance of this Agreement, upon the presentation by Consultant, from time to time, of an itemized account of such expenditures and such receipts or other documents as the Corporation may reasonably require.

      SECTION 6. SEVERABILITY. In case any term, phrase, clause, paragraph, restriction, covenant, or agreement herein contained shall be held to be invalid or unenforceable, same shall be deemed, and it is hereby agreed that same are meant to be severable and shall not defeat or impair the remaining provisions hereof.

      SECTION 7. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, successors and assigns.

      SECTION 8. REMEDIES. The parties agree that the remedy at law for any actual or threatened breach of this Agreement by either would be inadequate and that both shall be entitled to specific performance hereof or injunction or other appropriate judicial remedy, writ, or order in addition to any damages which both may legally be entitled to recover, together with reasonable expenses of litigation including attorney's fees incurred in connection therewith.

      SECTION 9. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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      SECTION 10. NOTICES. All notices provided for hereunder shall be in writing and shall be deemed to be given: (1) when delivered to the individual, or to an officer of the company, to which the notice is directed; or (2) three days after the same has been deposited in the United States mail sent Certified or Registered mail with Return Receipt Requested, postage prepaid and addressed as provided in this Section; or (3) when delivered by an overnight delivery service (including United States Express Mail) with receipt acknowledged and with all charges prepaid by the sender addressed as provided in this Section. Notices shall be directed as follows:

      (a)   If to Consultant, addressed to:

            James P. Hunter, III

            -----------------------------

            -----------------------------

      (b)   If to the Corporation, addressed to:

            EQUITY CORPORATION INTERNATIONAL
            P. O. Drawer 100
            415 South 1st, Suite 210
            Lufkin, Texas  75902-0100

            with a copy to:

            Mr. J. Patrick Doherty
            Cochran, Rooke & Craft, L.L.P.
            2200 Post Oak Boulevard, Suite 700
            Houston, Texas  77056

or at such other place or places or to such other person or persons as shall be designated by notice as herein provided by any party hereto.

      SECTION 11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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      SECTION 12. MODIFICATION. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

      SECTION 13. GENDER. Any reference herein shall include both the masculine and feminine gender, as may be applicable.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    CONSULTANT:

                                    ------------------------------------------
                                    James P. Hunter, III

                                    CORPORATION:

                                    EQUITY CORPORATION INTERNATIONAL

                                    By:_______________________________________
                                        W. Cardon Gerner, Senior Vice President

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